UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pilot House-Lewis Wharf, 2 Atlantic Avenue	6th Floor Boston, MA	02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 586-3900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement of Merger

On April 24, 2023, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Assertio Holdings, Inc. (“Assertio”) and Spade Merger Sub 1, Inc., a wholly owned subsidiary of Assertio (“Merger Sub”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Assertio (the “Merger”).

In the Merger, upon the terms and conditions of the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than certain excluded shares as described in the Merger Agreement) will automatically be converted into the right to receive (a)(i) 0.1783 (the “Exchange Ratio”) of a share of the common stock of Assertio and (ii) cash in lieu of fractional shares (the “Upfront Consideration”), and (b) a contingent value right (“CVR”) to receive up to an additional $0.20 per common share (subject to adjustment), payable in cash or common stock of Assertio at the election of Assertio, upon the achievement of certain milestones. Upon the closing of the Merger, the Company’s stockholders will own approximately 35% and Assertio stockholders will own approximately 65% of the combined company.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, (i) all outstanding options to purchase the Company’s shares (“Stock Options”) and stock appreciation rights (“SARs”) that are unvested shall become fully vested and (a) a Stock Option or SAR with an exercise price less than the Upfront Consideration will be converted into (1) shares of Assertio common stock with a value equal to the quotient of (A) the product of (x) the total number of the Company’s shares underlying the Stock Option or SAR multiplied by (y) the excess, if any, of the value of the Upfront Consideration over the exercise price of such Company Option or SAR, divided by (B) the average of the daily volume-weighted average price per share of Assertio’s common stock calculated based on the ten (10) consecutive trading days ending two trading days prior to the date of the Merger Agreement and (2) a CVR, (b) a Stock Option or SAR with an exercise price equal to or greater than the Upfront Consideration and less than the aggregate merger consideration (treating all CVRs as fully paid) will be entitled to a CVR (reduced by the amount that the exercise price exceeds the Upfront Consideration), and (c) a Stock Option or SAR with an exercise price equal to or greater than the aggregate merger consideration (treating all CVRs as fully paid) will be cancelled for no consideration, and (ii) all vested and unvested Company restricted stock and restricted stock units will be fully accelerated and settled in shares of Assertio common stock at closing for the aggregate merger consideration.

The respective boards of directors of Assertio (the “Assertio Board”) and the Company (the “Company Board”) have approved the Merger, and the Company Board has agreed to recommend that the Company’s stockholders adopt the Merger Agreement. Assertio and the Company each have agreed not to directly or indirectly solicit alternative proposals and to terminate all existing discussions, negotiations and communications with any persons with respect to any alternative proposal. However, the Company Board may, subject to certain conditions, respond to unsolicited proposals from third parties and withdraw its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement, in each case, if, in connection with the receipt of an alternative proposal, the Company Board, as the case may be, determines in good faith, after consultation with its outside counsel and financial advisors, that (A) such alternative proposal constitutes or is reasonably likely to lead to a superior proposal and (B) a failure (1) to furnish information and provide access with respect to such corporation and its subsidiaries and (2) to participate in discussions or negotiations with the person making an alternative proposal would be reasonably be expected to be inconsistent with its fiduciary duties. In addition, the Company Board, as the case may be, may withdraw its recommendation (but not terminate the Merger Agreement) if, in connection with a material event or circumstance occurring after the date of the Merger Agreement that was not known or reasonably foreseeable as of the date of the Merger Agreement, it determines in good faith, after consultation with its outside legal and financial advisor, that a failure to effect such a withdrawal of recommendation would be reasonably be expected to be inconsistent with its fiduciary duties.

The Company and Assertio each made certain representations and warranties and agreed to certain covenants in the Merger Agreement, including, among other things, (i) covenants by Assertio and the Company to use their respective reasonable best efforts to conduct their businesses in all material respects in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, (ii) the efforts of the parties to cause the Merger to be completed, and (iii) obligations to cooperate with each other to prepare and file a registration statement on Form S-4 and joint proxy statement with the SEC.

The Merger Agreement provides that, prior to the Effective Time, the Company Board will nominate one member of the Company Board to be appointed to the Assertio Board.

Completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including (1) adoption of the Merger Agreement by the requisite vote of the Company’s stockholders, (2) approval of the issuance of shares of Assertio’s common stock to be issued in the Merger by the requisite vote of Assertio’s stockholders, (3) approval for listing on the Nasdaq Stock Market LLC of shares of Assertio’s common stock to be issued in the Merger, (4) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (5) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) the absence of a material adverse effect with respect to each of Assertio and the Company, (7) the delivery of an officer’s closing certificate by both parties, (8) compliance in all material respects with the other party’s obligations under the Merger Agreement and (9) the Company’s receipt of a tax opinion to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986. The completion of the Merger is not conditioned on receipt of financing by Assertio.

The Merger Agreement provides that the Company may be required to pay Assertio a termination fee equal to $8.3 million if the Merger Agreement is terminated (i) by Assertio following an adverse recommendation change of the Company’s board of directors or any material violation by the Company of the non-solicitation covenant and (ii) by the Company to enter into an agreement in respect of a superior proposal, or (iii) (a) by Assertio due to a breach of a covenant or agreement by the Company that causes the failure of a condition to closing, or (b) by Assertio due to failure to obtain the approval of the Company’s stockholders, in each case of clauses (a) or (b) where within 12 months of such termination an alternative proposal has been recommended or submitted to the Company’s stockholders for adoption, or the Company consummates an alternative proposal.

The Merger Agreement provides that Assertio may be required to pay the Company a termination fee equal to $8.3 million if the Merger Agreement is terminated (i) by the Company following an adverse recommendation change of Assertio’s board of directors or any material violation by Assertio of the non-solicitation covenant, (ii) by Assertio to enter into an agreement in respect of a superior proposal, or (iii) (a) by the Company due to a breach of a covenant or agreement by Assertio that causes the failure of a condition to closing, or (b) by the Company due to failure to obtain the approval of Assertio’s stockholders, in each case of clauses (a) or (b) where within 12 months of such termination an alternative proposal has been recommended or submitted to Assertio’s stockholders for adoption, or Assertio consummates an alternative proposal.

If the Merger Agreement is terminated by either Assertio or the Company due to the other party’s failure to receive the requisite approval of its stockholders, as applicable, then the party that failed to obtain such approval will be required to reimburse the other party for up to $1.0 million of expenses incurred in connection with the transaction.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Assertio, the Company or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Assertio’s public disclosures. Neither Assertio nor the Company’s undertakes any obligation to publicly provide revisions or updates, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contingent Value Rights Agreement

The Merger Agreement contemplates that at the Effective Time, Assertio and the Rights Agent (as defined therein) will execute and deliver a CVR agreement (the “CVR Agreement”), pursuant to which each holder of (i) Company Shares (other than holders of Company stock (x) that are to be cancelled in accordance with the terms of the Merger Agreement or (y) who properly exercise appraisal rights under Delaware law) and (ii) Company restricted stock units, stock appreciation rights, stock options and warrants, shall be entitled to one CVR. Each CVR shall entitle the holder thereof to receive contingent cash payments upon the achievement of certain milestones.

The first milestone is achieved upon the first time that net sales (subject to certain customary deductions and less any amounts expended by Assertio in calendar year 2024 to pursue a technology transfer of Rolvedon drug substance manufacturing to a second supplier) of Rolvedon exceed $175 million during the 2024 calendar year, upon which each CVR holder is entitled to $0.10 per CVR, subject to adjustment. The second milestone is achieved upon the first time that net sales (subject to certain customary deductions and less any amounts expended by Assertio in calendar year 2025 to pursue a technology transfer of Rolvedon drug substance manufacturing to a second supplier) of Rolvedon exceed $225 million during the 2025 calendar year, upon which each CVR holder is entitled to $0.10 per CVR, subject to adjustment. Following the Closing, Assertio is obligated to use its commercially reasonable efforts to meet the milestones in a manner that is consistent with the efforts commensurate with a pharmaceutical company of comparable size and resources as those of Assertio would devote to a product of similar potential at a similar stage in development or product life as Rolvedon, taking into account various factors such as Rolvedon’s safety, tolerability, and efficacy; its proprietary position and profitability; the competitiveness of alternative third-party products; and the regulatory environment.

The CVRs are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading on any exchange.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the CVR Agreement, which is provided as Exhibit B to the Merger Agreement.

Item 8.01.	Other Events.

On April 25, 2023, the Company and Assertio issued a joint press release announcing they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Assertio intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of the Company and Assertio and that also constitutes a prospectus of the Assertio. Each of the Company and Assertio may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that the Company or Assertio may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of the Company and Assertio. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about the Company, Assertio and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Assertio are also available free of charge on Assertio’s internet website at www.assertiotx.com .com or by contacting Assertio Investor Relations Department through investor@assertiotx.com. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.sppirx.com or by contacting the Company’s Investor Relations Department at ir@sppirx.com.

Participants in the Solicitation

The Company and Assertio and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the proposed transactions contemplated by the joint proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company and Assertio in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information regarding the Company’s directors and executive officers, including a description of their direct and indirect interests, by security holdings or otherwise, is available in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 27, 2022, which are filed with the SEC. Information regarding Assertio’s directors and executive officers, including a description of their direct and indirect interests, by security holdings or otherwise, is available in Assertio’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 3, 2023, which are filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Assertio using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

This filing contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. Such forward-looking statements, including those regarding the timing, and consummation and anticipated benefits of the transaction described herein, involve risks and uncertainties. The Company’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of Assertio or stockholders of the Company or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of the Company; the ability of the Company to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated therewith; and continued uncertainty around the ongoing impacts of the COVID-19 pandemic, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed by Assertio in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in the Company’s Annual Reports on Form 10-K and in other filings

All forward-looking statements made herein are based on information currently available to the Company as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Merger Agreement, dated as of April 24, 2023, by and among Spectrum Pharmaceuticals, Inc., Assertio Holdings Inc. and Spade Merger Sub 1, Inc. (Form of CVR Agreement included as Exhibit B thereto) (The disclosure letters and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such disclosure letters and exhibits to the U.S. Securities and Exchange Commission upon request by the Commission).

99.1	Press Release, jointly issued by Spectrum Pharmaceuticals, Inc. and Assertio Holdings Inc. dated April 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: April 25, 2023	By:	/s/ Nora E. Brennan
Name: Nora E. Brennan
Title: Executive Vice President and Chief Financial Officer